UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 3, 2012 (January 3, 2012)

WebXU, Inc.

(Exact name of registrant as specified in Charter)

Delaware	000-53095	26-0460511
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

11999 San Vicente Blvd., Suite 400

Los Angeles, CA 90049

(Address of Principal Executive Offices)

(310) 807-1765

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 3, 2012, the board of directors of WebXU, Inc. (the “Company”) approved and ratified a Settlement Agreement dated January 3, 2012 (the “Settlement Agreement”) by and between the Company and Kirkcaldy Group, LLC (“Kirkcaldy”). Pursuant to the Settlement Agreement, the Company terminates Kirkcaldy’sthree-year Consulting Agreement dated April 15, 2011 (the “Consulting Agreement”). Under the terms of the Consulting Agreement, the Company was to pay Kirkcaldy an annual fee of $350,000 per year plus a quarterly bonus of $25,000 per quarter for any quarter during the term of the Consulting Agreement in which Bonus Interactive Inc.’s, the Company’s wholly-own subsidiary, EBITDA exceeded $700,000. The Company also agreed to issue 3,624,398 shares of the Company’s common stock upon the achievement of certain milestones. The Settlement Agreement terminates the Consulting Agreement for $100,000 to be payable at a rate of $20,000 a month without interest and the issuance of 400,000 shares of the Company’s common stock to Kirkcaldy.

The foregoing summary of the terms of the Settlement Agreement is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description

10.1	Settlement Agreement between WebXU, Inc. and Kirkcaldy Group, LLC dated January 3,2012 and ratified on May 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WebXU, Inc.

Date: May 9, 2012	By:	/s/ Jeffrey Aaronson
Jeffrey Aaronson
Chief FinancialOfficer